Exhibit 10.6

COMMITMENT TO PAY PROJECT COSTS

THIS COMMITMENT TO PAY PROJECT COSTS, dated as of March 31, 2006 (this “Commitment”), is made by WYNN RESORTS, LIMITED, a Nevada corporation (“WRL”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as the administrative agent acting on behalf of itself and the Bank Lenders pursuant to the Bank Credit Agreement (together with its successors and assigns in such capacity, the “Bank Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee under the 2014 Notes Indenture (together with its successors and assigns in such capacity, the “2014 Notes Indenture Trustee”), each other Agent Beneficiary (as defined below) from time to time party to the Intercreditor Agreement. This Commitment is made and delivered pursuant to the Master Disbursement Agreement (as amended, modified, supplemented or amended and restated from time to time, the “Disbursement Agreement”), dated as of December 14, 2004 among Wynn Las Vegas, LLC, a Nevada limited liability company (the “Company”), the Bank Agent, the 2014 Notes Indenture Trustee and Deutsche Bank Trust Company Americas, as the disbursement agent (together with its successors and assigns in such capacity, the “Disbursement Agent”). The Bank Agent, the 2014 Notes Indenture Trustee, the Bank Lenders, and the 2014 Noteholders under their respective “Facility Agreements” (such term as used in this Commitment having the meaning given in the Intercreditor Agreement), together with any “Project Credit Parties” that are from time to time parties to the Intercreditor Agreement pursuant to Section 10.15 thereof and any “First Lien Secured Party” or “Second Lien Secured Party” represented by any such “Project Credit Party” (each such term as used in this Commitment having the meaning given in the Intercreditor Agreement), are hereinafter referred to as the “Lender Beneficiaries”. The Bank Agent, the 2014 Notes Indenture Trustee and any other “Project Credit Parties” as provided in the foregoing sentence are hereinafter referred to as the “Agent Beneficiaries”. Except as otherwise specified in this Commitment, capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to the Disbursement Agreement, and the Rules of Interpretation contained in said Exhibit A shall apply hereto.

RECITALS

A. Phase I Project. The Company has constructed and now owns and operates Wynn Las Vegas, an approximately 2,700-room hotel, casino, golf course and entertainment complex with related ancillary facilities, located on the site of the former Desert Inn Resort & Casino (the “Phase I Project”).

B. Phase II Project. The Company intends to develop, construct, own and operate an expansion of the Phase I Project, consisting of a 2,054-suite hotel tower, additional casino space and additional restaurants, a spa, swimming pools, and retail and convention space with related ancillary facilities, located on approximately 20 acres of land adjacent to the Phase I Project, tentatively named “Encore at Wynn Las Vegas” (the “Phase II Project” and, collectively with the Phase I Project, the “Projects”).

C. 2014 Notes Indenture. The Company, Wynn Las Vegas Capital Corp., a Nevada corporation (“Capital Corp.”), certain guarantors party thereto and the 2014 Notes Indenture Trustee have entered into the First Mortgage Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, including any permitted refinancings thereof, the “2014 Notes Indenture”), pursuant to which the Company and Capital Corp. have issued the 2014 Notes and may issue Additional Notes, as more particularly described therein.

D. Bank Credit Facility. The Company, the Bank Agent, the Bank Lenders and the other parties thereto have entered into the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, including any permitted refinancings thereof, the “Bank Credit Agreement”), pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide the Bank Credit Facility to the Company to finance a portion of the costs related to the Projects and for working capital and general corporate purposes, as more particularly described therein.

E. Disbursement Agreement. The Company, the Bank Agent, the 2014 Notes Indenture Trustee and the Disbursement Agent have entered into the Disbursement Agreement in order to set forth, among other things, (a) the mechanics for and allocation of the Company’s request for advances under the various Facilities and from the Company’s Funds Account and (b) the conditions precedent to the Closing Date, to the initial advance and to subsequent advances. This Commitment is being entered into to document WRL’s commitment to contribute funds to the Company as contemplated in the definition of the term “Available Funds” under the Disbursement Agreement.

F. Benefit to WRL. The Company is a wholly owned subsidiary of WRL and acknowledges that it will benefit, directly and indirectly by the increase in the Available Funds that will occur under the Disbursement Agreement by reason of this Commitment.

COMMITMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WRL hereby consents and agrees (and each of the other parties hereto agrees and accepts) as follows:

1. Commitment.

(a) The undersigned WRL, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to each of the Bank Agent, the 2014 Notes Indenture Trustee and any other Agent Beneficiary the performance by the Company of its obligation under the Disbursement Agreement to pay Project Costs as the same become due and payable together with all reasonable expenses incurred by the Disbursement Agent or the Lender Beneficiaries in enforcing such obligations or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel (collectively, the “Obligations”), and agrees that if for any reason the Company shall at any time, not have sufficient funds to pay Project Costs as and when they are due, WRL will pay the same forthwith. Notwithstanding any other provision hereof, WRL’s aggregate liability under this Section 1(a), excluding any amounts payable under Section 16 below shall in no event exceed the “Liability Cap.” As used herein, the term “Liability Cap” shall mean Two Hundred Fifteen Million Three Hundred Thousand Dollars ($215,300,000); provided, however, that at any time and from time to time, if any category of Available Funds has increased from the amount set forth on Appendix VIII to the Company’s Phase II Approval Date Request dated March 14, 2006, then WRL shall be entitled to submit to the Disbursement Agent a certificate evidencing such increase, and upon written confirmation by the Disbursement Agent of the same (not to be unreasonably withheld), the Liability Cap shall be reduced by the amount of such increase in Available Funds; provided, further, however, that in no event shall the Liability Cap be reduced if as a result of such reduction the Company shall cease to be In Balance under the Disbursement Agreement. At such time as the Liability Cap equals zero (0), then this Commitment shall terminate and be of no further force or effect. WRL waives notice of acceptance of this Commitment and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by the Disbursement Agent or any Lender Beneficiary against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including WRL).

(b) This Commitment is an absolute, unconditional, continuing and irrevocable guaranty of payment and not of collectibility and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Company’s obligations to the Lender Beneficiaries and the Disbursement Agent. Subject to the Liability Cap set forth in Section 1(a) above, if the Company shall at any time, not have sufficient funds to pay Project Costs, as and when they are due, WRL shall forthwith pay such Obligations in immediately available funds. Each failure by the Company to pay any Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

(c) Any Lender Beneficiary may, in accordance with the Financing Agreements or any other Facility Agreement, at any time and from time to time (whether or not after revocation or termination of this Commitment) without the consent of or notice to WRL, except such notice as may be required by the Financing Agreements or any other Facility Agreement or applicable law which cannot be waived, without incurring responsibility to WRL, without impairing or releasing the obligations of WRL hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of any Facility Agreement or any other Facility Agreement, the Disbursement Agreement or any documents, instruments or agreements executed in connection therewith (in each case, with the consent of the Company if required by such documents) and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against the Company or others (including WRL) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of WRL hereunder; (iv) settle or compromise any Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part hereof to the payment of any obligations and liabilities which may be due to any Lender Beneficiary or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of the Company and the other Loan Parties to the Lender Beneficiaries under any of the Financing Agreements or any other Facility Agreement in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, any Financing Agreement or any other Facility Agreement (including the obligation to achieve Final Completion with respect to either Project) or otherwise amend, modify or supplement (with the consent of the Company or other Loan Parties, if required by such documents) any Financing Agreement or any other Facility Agreement (including the obligation to achieve Final Completion with respect to either Project) or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Commitment which may deprive WRL of any right to subrogation which WRL may, notwithstanding the provisions of Section 7, have against the Company or the other Loan Parties to recover full indemnity for any payments made pursuant to this Commitment or of any right of contribution which WRL may have against any other party.

(d) No invalidity, irregularity or unenforceability of the Obligations shall affect, impair, or be a defense to the guaranty set forth herein, which is a primary obligation of WRL.

(e) This is a continuing guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

In the event that, notwithstanding the provisions of Section 1(a) hereof, the guaranty set forth herein shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by each Agent Beneficiary and the Disbursement Agent of written notice of revocation signed by WRL. No revocation or termination hereof shall affect in any manner rights arising under this Commitment with respect to Obligations (i) arising prior to receipt by each Agent Beneficiary and the Disbursement Agent of written notice of such revocation or termination and the sole effect of revocation and termination hereof shall be to exclude from this Commitment any Obligations thereafter arising which are unconnected with Obligations theretofore arising or transactions theretofore entered into or (ii) arising as a result of an Event of Default under the Disbursement Agreement occurring by reason of the revocation or termination of this Commitment.

2. Representations and Warranties. WRL makes the representations and warranties set forth below to the Funding Agents and the Disbursement Agent as of the date hereof:

(a) WRL is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to (i) carry on its business as now conducted, (ii) own and operate the properties it purports to own, (iii) incur indebtedness and (iv) execute, deliver and perform under this Commitment.

(b) WRL has duly authorized, executed and delivered this Commitment and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor the compliance with the terms hereof (i) contravenes the formation documents or any other Legal Requirement applicable to or binding on WRL, (ii) contravenes or results in any breach or constitutes any default under, or results in or requires the creation of any Lien upon any of WRL’s properties or under any agreement or instrument to which WRL is a party or by which it or any of its properties may be bound, or (c) does or will require the consent or approval of any Person which has not previously been obtained.

(c) All governmental authorizations and actions necessary to be obtained, made or taken by WRL in connection with the execution and delivery by WRL of this Commitment and the performance of its Obligations hereunder have been obtained or performed and are valid and in full force and effect.

(d) This Commitment constitutes the legal, valid and binding obligation of WRL, enforceable against WRL in accordance with the terms of this Commitment, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or law).

(e) There is no pending or, to the best of WRL’s knowledge, threatened action or proceeding affecting WRL before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of WRL or the ability of WRL to perform its obligations under this Commitment.

(f) WRL possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for it to perform its obligations under this Commitment.

(g) WRL has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the Company, and WRL now is and hereafter will be familiar with the businesses, operations and condition (financial and otherwise) of the Company.

(h) WRL is not an investment company within the meaning of the Investment Company Act of 1940.

(i) WRL is, and immediately after giving effect to the incurrence of its obligations under this Commitment will be, Solvent (as defined in the Credit Agreement in effect on the date hereof).

3. Covenants. So long as this Commitment is in effect, WRL agrees that:

(a) it will preserve, renew and keep in full force and effect its corporate existence and it will not amend, revise or modify its organizational documents;

(b) it will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it for it to perform its obligations under this Commitment and will obtain any such consent that may become necessary in the future;

(c) it will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Commitment;

(d) promptly, and in any event within thirty (30) Banking Days after obtaining knowledge thereof, WRL will give to each Agent Beneficiary and the Disbursement Agent notice of the occurrence of any litigation or governmental proceeding (i) pending against WRL which, if adversely determined, has a reasonable possibility of adversely affecting WRL’s ability to comply with this Commitment or (ii) which relates to this Commitment; and

(e) it will deliver such other documents and other information reasonably requested by any Agent Beneficiary or the Disbursement Agent.

4. Waiver. To the fullest extent permitted by law, WRL hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or WRLs and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require any Lender Beneficiary or the Disbursement Agent to proceed against the Company or any other person or to proceed against or exhaust any security held by any Lender Beneficiary or the Disbursement Agent at any time or to pursue any other remedy in the power of any Lender Beneficiary or the Disbursement Agent before proceeding against WRL (including any right or claim of right to cause a marshalling of a debtor’s assets or to proceed against WRL, any debtor or any other WRL of any debtor’s obligations in any particular order, including, without limitation, any right arising under Nevada Revised Statutes Section 40.430 to the fullest extent permitted by Nevada Revised Statutes 40.495(2)), (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Company or any other Person or the failure of any Lender Beneficiary or the Disbursement Agent to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Company or any other Person, (c) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, any Lender Beneficiary, the Disbursement Agent, any endorser or creditor of the Company or WRL or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by any Lender Beneficiary, or the Disbursement Agent as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by any Lender Beneficiary, the Collateral Agent or any collateral agent on their behalf, or the Disbursement Agent, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs any subrogation rights which WRL may, notwithstanding the provisions of Sections 5 and 6, have against the Company, any right which WRL may, notwithstanding the provisions of Sections 5 and 6, have to proceed against the Company for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to WRL for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of the Company or the failure by the Company to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing Agreements or any other Facility Agreement, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment in full of the Obligations, this Commitment shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by the Company against any Lender Beneficiary, the Disbursement Agent, the Construction Consultant or any other Person under any of the Financing Agreements or any other Facility Agreement, including in connection with the exercise of any judgment by the Disbursement Agent, the Construction Consultant or any other Person under the Disbursement Agreement or by reason of the delay or failure by the Disbursement Agent or the Construction Consultant or any other Person to perform their duties thereunder, (i) any duty on the part of any Lender Beneficiary or the Disbursement Agent to disclose to WRL any facts any such Person may now or hereafter know about the Company, regardless of whether such person has reason to believe that any such facts materially increase the risk beyond that which WRL intends to assume, or have reason to believe that such facts are unknown to WRL, or have a reasonable opportunity to communicate such facts to WRL, and WRL acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and the other Loan Parties and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) the fact that WRL may at any time in the future no longer be a parent company of the Company, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Disbursement Agreement, any other Facility Agreement or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Disbursement Agreement, any other Financing Agreement or any other Facility Agreement, (l) any defense arising because of any Lender Beneficiary’s or the Disbursement Agent’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

5. Subordination. Any obligation of the Company to repay or reimburse WRL for amounts paid hereunder is hereby subordinated to all obligations and liabilities of all kinds and nature (including the “Obligations” (as defined in the Disbursement Agreement)) of the Company to the Lender Beneficiaries. Without the prior written consent of the Bank Agent, such repayment or reimbursement obligations shall not be paid or withdrawn in whole or in part, nor shall WRL accept any payment of or on account of any such amounts until all the Obligations have been repaid in full. At the Bank Agent’s request, if an Event of Default under the Disbursement Agreement has occurred and is continuing, WRL shall cause Company to pay to the Collateral Agent for the benefit of the “First Lien Secured Parties” (as defined in the Intercreditor Agreement) all or any part of such repayment or reimbursement obligations. Any payment by Company or any other Loan Party in violation of this Commitment shall be received by WRL in trust for Lender Beneficiaries, and WRL shall cause the same to be paid to Lender Beneficiaries immediately upon demand by the Bank Agent on account of Company’s obligations thereto. WRL shall not assign all or any portion of any such repayment or reimbursement rights while this Commitment remains in effect and any attempted assignment thereof in violation of the provisions of this Commitment shall be void.

6. Subrogation. Until all Obligations have been paid in full, (a) WRL shall not have any right of subrogation and waives all rights to enforce any remedy which the Lender Beneficiaries or the Disbursement Agent now have or may hereafter have against the Company and the other Loan Parties, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Lender Beneficiaries or the Disbursement Agent from the Company or the other Loan Parties and (b) WRL waives any claim, right or remedy which WRL may now have or hereafter acquire against the Company or the other Loan Parties that arises hereunder and/or from the performance by WRL hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Lender Beneficiaries or the Disbursement Agent against the Company or the other Loan Parties, or any security which the Lender Beneficiaries or the Disbursement Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

7. Bankruptcy.

(a) So long as any of the Obligations are owed to any Lender Beneficiaries, WRL shall not commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against the Company or any other Loan Party. The obligations of WRL under this Commitment shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company or any other Loan Party, or by any defense which the Company or any other Loan Party may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) So long as any Obligations are owed to any Lender Beneficiaries, to the extent of such Obligations, WRL shall file, in any bankruptcy or other proceeding of or against the Company or any other Loan Party in which the filing of proofs of claims is required or permitted by law, all claims which WRL may have against the Company or any other Loan Party (but only to the extent) relating to any indebtedness of the Company or such other Loan Party to WRL, and hereby assigns to the Agent Beneficiaries all rights of WRL thereunder. If WRL does not file any such claim, each of the Agent Beneficiaries as attorney-in-fact for WRL is hereby authorized to do so in the name of WRL or, in the discretion of any such Agent Beneficiary, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Agent Beneficiary nominees shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Agent Beneficiaries to the extent of any Obligations which then remain unpaid, and, to the full extent necessary for that purpose, WRL hereby assigns to the Agent Beneficiaries all of WRL’s rights to all such payments or distributions to which WRL would otherwise be entitled; provided, however, that WRL’s obligations hereunder shall not be satisfied except to the extent that the Agent Beneficiaries (or the Collateral Agent on their behalf) receive cash by reason of any such payment or distribution. If the Agent Beneficiaries (or the Collateral Agent on their behalf) receive anything hereunder other than cash, the same shall be held as collateral for amounts due under this Commitment.

8. Successions or Assignments.

(a) This Commitment shall inure to the benefit of the successors or assigns of the Lender Beneficiaries who shall have, to the extent of their interest, the rights of the Lender Beneficiaries hereunder.

(b) This Commitment is binding upon WRL and its successors. WRL is not entitled to assign its obligations hereunder to any other person or entity, and any purported assignment in violation of this provision shall be void.

9. Waivers.

(a) No delay on the part of any Lender Beneficiary or the Disbursement Agent in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by any Lender Beneficiary or the Disbursement Agent, with or without notice to WRL or anyone else, shall constitute a waiver of any rights or shall affect or impair this Commitment.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS COMMITMENT OR RELATING TO THE SUBJECT MATTER OF THIS COMMITMENT AND THE RELATIONSHIP BETWEEN WRL AND THE LENDER BENEFICIARIES AND THE DISBURSEMENT AGENT THAT IS BEING ESTABLISHED. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THE PARTIES HERETO HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS COMMITMENT, AND THAT EACH OF THE PARTIES HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10. Interpretation. The section headings in this Commitment are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

11. Notices. All notices in connection with this Commitment shall be given by notice in writing hand-delivered or sent by facsimile transmission or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telecopier number or address, as the case may be, set forth in Section 15 below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt, and confirmation by answerback of any such notice so sent by telecopier shall be sufficient evidence of receipt thereof.

12. Amendments. This Commitment may be amended only with the written consent of the parties hereto.

13. Jurisdiction; Governing Law.

(a) Any action or proceeding relating in any way to this Commitment may be brought and enforced in the courts of the State of New York in Manhattan or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to WRL as provided for notices hereunder.

(b) This Commitment and the rights and obligations of WRL, the Agent Beneficiaries and the Disbursement Agent hereunder shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

14. Integration of Terms. This Commitment contains the entire agreement between WRL, the Agent Beneficiaries and the Disbursement Agent relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

15. Addresses.

(a)	The address of WRL for notices is:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attn: President

Facsimile Number: (702) 770-1100

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071-3144

Attn: Jerome L. Coben

Facsimile Number: (213) 687-5600

(b)	The address of the Bank Agent for notices as:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank Securities Inc.

200 Crescent Court, Suite 550

Dallas, Texas 75201

Attn: Gerard Dupont

Facsimile Number: (214) 740-7910

(c)	The address of the 2014 Notes Indenture Trustee for notices is:

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107

Attn: Lori Rosenberg

Facsimile No.: (651) 495-8097

(d)	The address of the Disbursement Agent for notices is:

Deutsche Bank Trust Company Americas

60 Wall Street, 11th Floor

New York, New York 10005

Attention: Amy Sinensky

Facsimile Number: (212) 797-4885

16. Collection Expenses. If any Agent Beneficiary (or the Collateral Agent or the Disbursement Agent on behalf of any of them) is required to pursue any remedy against WRL hereunder, WRL shall pay to the Agent Beneficiaries, the Collateral Agent or the Disbursement Agent, as the case may be, upon demand, all reasonable attorneys’ fees and expenses all other reasonable costs and expenses incurred by the Agent Beneficiaries, the Collateral Agent or the Disbursement Agent in enforcing this Commitment.

17. Reinstatement of Agreement. This Commitment shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of the Company or by the Company under the Financing Agreements or any other Facility Agreement or by WRL hereunder is rescinded or must otherwise be returned by the Agent Beneficiaries (or the Collateral Agent or the Disbursement Agent on behalf of any of them) upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Company or otherwise, all as though such payment had not been made.

18. Counterparts. The Commitment may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

19. Agents.

(a) The Agent Beneficiaries may appoint or designate the Collateral Agent and/or the Disbursement Agent to exercise or enforce their rights and remedies under this Commitment and to otherwise act on their behalf in all matters related hereto. WRL shall respect and treat any and all actions so taken by the Collateral Agent and/or the Disbursement Agent as if taken by the Agent Beneficiaries.

(b) All references in this Commitment to the Disbursement Agent shall mean and be construed as the Disbursement Agent acting pursuant to the Disbursement Agreement. All references in this Commitment to the Collateral Agent shall mean and be construed as the Collateral Agent acting pursuant to the Intercreditor Agreement.

20. No Benefit to the Company. This Commitment is for the benefit of only the Lender Beneficiaries and is not for the benefit of the Company or the other Loan Parties. This Commitment shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of the Company or the other Loan Parties, in each case within the meaning of Section 365(e) of the Bankruptcy Code.

21. Intercreditor Agreement. All rights and remedies of any “Project Credit Parties” on behalf of any “Second Lien Secured Parties” (as each such term is defined in the Intercreditor Agreement) hereunder are, as among the Agent Beneficiaries, subject to the terms of the Intercreditor Agreement. This provision is for the benefit of, and may be enforced exclusively by, the Agent Beneficiaries which are “First Lien Secured Parties” (as defined in the Intercreditor Agreement) or their representatives only. For the avoidance of doubt, this provision is not for the benefit of WRL and may not, under any circumstances, be enforced by WRL.

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IN WITNESS WHEREOF, WRL has caused this Commitment to be duly executed and delivered as of the day and year first written above.

WYNN RESORTS, LIMITED
a Nevada corporation,
as WRL

By:	/s/ Ronald J. Kramer
Name: Ronald J. Kramer
Title: President